Exhibit 32.2

GMH COMMUNITIES TRUST

CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, J. Patrick O’Grady, Executive Vice President and Chief Financial Officer of GMH Communities Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1)           The Company’s periodic report on Form 10-Q/A for the period ended September 30, 2005 (the “Form 10-Q/A”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

*        *        *

/s/ J. Patrick O’Grady
J. Patrick O’Grady
Executive Vice President
and Chief Financial Officer

Date: October 23, 2006